EXHIBIT 16.1

September 17, 2014

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Arax Holdings Corp.

Commission File No. 333-185928

We have read the statements that we understand Arax Holdings Corp. will include under Item 4.02 of the Form 8-K report dated September 17, 2014 with regards to the Company’s Form 10Q for the period ended April 30, 2014 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.02 of such report.

Sincerely,

Cutler & Co., LLC